SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

TII NETWORK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)
DELAWARE
(State of Incorporation)
1-8048		66-0328885
(Commission File No.)		(IRS Employer Identification No.)
1385 Akron Street, Copiague, New York 11726
(Address of Principal Executive Offices) (Zip Code)
(631) 789-5000
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement, Termination of Material Agreement.

        On December 15, 2006, TII Network Technologies, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Bank”), under which the Company is entitled to borrow from the Bank up to $5.0 million in the aggregate at any one time outstanding, but limited to a borrowing base equal to the aggregate of (a) 80% of the book value of all Eligible Accounts (as defined) plus (b) following the deduction of a reserve amount equal to 20% of the Eligible Inventory (as defined, generally to include, with certain exceptions, inventories at the Company’s continental United States warehouse), the lesser of (i) $1.5 million or (ii) 30% of the lower of cost (determined using the first-in, first-out method of inventory accounting) or wholesale market value, as determined by the Bank, of all Eligible Inventory. Loans under the Credit Agreement mature on December 31, 2008. To date, the Company has not borrowed under the Credit Agreement.

        The Company entered into a Line of Credit Note (the “Note”) to evidence loans that may be made under the Credit Agreement. Outstanding loans under the Credit Agreement may, at the Company’s option, be either (a) Prime Rate Advances bearing interest at the greater of (i) the Bank’s prime rate less 1.25% per annum or (ii) 1.00% per annum or (b) LIBOR Rate Advances bearing interest at the sum of (i) 1.25% per annum and (ii) the quotient of (A) the LIBOR Rate applicable to the interest period selected by the Company, divided by (B) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Board of Governors of the Federal Reserve System. The Company is also to pay a commitment fee equal to 0.25% per annum on the average daily unused portion of the credit facility.

        The Company’s obligations under the Credit Agreement are collateralized, pursuant to a Continuing Security Agreement, by all of the Company’s Accounts, Chattel Paper, Instruments and Inventory, each as defined under the New York Uniform Commercial Code. The Company’s obligations under the Credit Agreement are also guaranteed by TII Systems, Inc., the Company’s subsidiary, pursuant to a Continuing Guaranty.

        The Credit Agreement contains various covenants, including financial covenants and covenants that prohibit or limit a variety of actions without the Bank’s consent. These include, among other things, covenants that prohibit the payment of dividends and limit the Company’s ability to (a) repurchase stock, (b) incur or guarantee indebtedness, (c) create liens, (d) purchase all or a substantial part of the assets or stock of another entity, other than certain Permitted Acquisitions (as defined), (e) create or acquire any subsidiary, or (f) substantially change its business. The Credit Agreement requires the Company to maintain, as of the end of each fiscal quarter, (a) Tangible Capital Funds (as defined) of at least $22.0 million, (b) a ratio of net income before interest expense and taxes for the 12-month period ending with such fiscal quarter to interest expense for the same period of at least 2.25 to 1.00, and (c) a ratio of total liabilities, excluding accounts payable in the ordinary course of business, accrued expenses or losses and deferred revenues or gains, to net income before interest expense, income taxes, depreciation and amortization for the 12-month period ending with such fiscal quarter of not greater than 2.5 to 1.0.

        The Credit Agreement, the Line Credit Note, the Continuing Security Agreement and the Continuing Guaranty by TII Systems, Inc. are annexed to this Report as Exhibits 4.1(a), 4.1(b), 4.1(c) and 4.1(d), respectively, and the foregoing discussion is qualified, in its entirety, by reference thereto.

Item 1.02.	Termination of a Material Definitive Agreement.

        On December 21, 2006, the Company's credit facility with Milberg Factors, Inc. dated September 17, 2003, as amended July 13, 2006, was terminated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        The Company has entered into a Termination Severance Agreement, dated December 15, 2006, with Jennifer E. Katsch, Vice President of Finance, Treasurer and Chief Financial Officer of the Company, providing that, in the event the Company should terminate her employment (other than for cause, as defined, or as a result of her death) or if she voluntarily terminates her employment for good reason (in general, adverse changes in her responsibilities or conditions of employment, reductions in compensation or a requirement to relocate her principal place of employment by more than 50 miles), Ms. Katsch will be entitled to at least six months severance pay, the continuation, at the Company’s cost, of then existing group medical and other insurance for her and her family for the period severance payments are to be made or, if not permitted, the payment of COBRA premium costs during such period, and for the acceleration of vesting of all stock options held by Ms. Katsch and an extension of the exercise period thereof to the fifteenth day of the third month following the date on which, or if later, December 31 of the calendar year in which, the option would otherwise have expired. Ms. Katsch is not a party to an employment agreement with the Company.

        The Termination Severance Agreement between the Company and Jennifer E. Katsch is annexed to this Report as Exhibit 99.2, and the foregoing discussion is qualified, in its entirety, by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

4.1(a)	Credit Agreement, dated as of December 15, 2006, between JPMorgan Chase Bank, N.A. and the Company.

4.1(b)	Line of Credit Note, dated December 15, 2006, from the Company to JPMorgan Chase Bank, N.A.

4.1(c)	Continuing Security Agreement, dated as of December 15, 2006, between JPMorgan Chase Bank, N.A.. and the Company.

4.1(d)	Continuing Guaranty, dated as of December 15, 2006, by TII Systems, Inc. in favor of JPMorgan Chase Bank, N.A..

99.1	Press release dated December 21, 2006.

99.2	Termination Severance Agreement, dated December 15, 2006, between the Company and Jennifer E. Katsch.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	TII NETWORK TECHNOLOGIES, INC. By: /s/ Kenneth A. Paladino Kenneth A. Paladino, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

4.1(a)	Credit Agreement, dated as of December 15, 2006, between JPMorgan Chase Bank, N.A. and the Company.

4.1(b)	Line of Credit Note, dated December 15, 2006, from the Company to JPMorgan Chase Bank, N.A.

4.1(c)	Continuing Security Agreement, dated as of December 15, 2006, between JPMorgan Chase Bank, N.A.. and the Company.

4.1(d)	Continuing Guaranty, dated as of December 15, 2006, by TII Systems, Inc. in favor of JPMorgan Chase Bank, N.A..

99.1	Press release dated December 21, 2006.

99.2	Termination Severance Agreement, dated December 15, 2006, between the Company and Jennifer E. Katsch.